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                                                                    EXHIBIT 23.B

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the registration statements on Form S-3 (File Nos. 333-82412, 333-59870, 333-38004, 333-77603 and 333-61536)
and Form S-8 (File Nos. 333-96959, 333-51851, 333-26831, 333-78979, 333-94719,
333-52100, 333-82506, 333-51853, 333-57553, 333-26823, 333-94717, 333-46519,
333-49956, 333-75781, 333-78949, 333-78951, 333-64240, 333-64236, 333-31060) of
El Paso Corporation of our report dated March 19, 2001 (March 28, 2003 as to the effects of reclassifications related to the adoption of net reporting for trading activities and discontinued operations as discussed in notes 1 and 9, respectively), related to the financial statements of El Paso CGP Company (formerly The Coastal Corporation) and subsidiaries not presented separately herein, appearing in this Annual Report on Form 10-K of El Paso Corporation.


Deloitte & Touche LLP
Houston, Texas
March 28, 2003